UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

November 3, 2013
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement with Sterling Scott

On November 3, 2013, GrowLife, Inc. (the “Company”) entered into an Executive Employment Agreement with Sterling Scott pursuant to which the Company engaged Mr. Scott as Chief Executive Officer from November 3, 2013 to November 2, 2016 to provide consulting and management services. Per the terms of the Scott Agreement, Mr. Scott shall receive an annual salary of $120,000 and he shall be eligible for any benefits made generally available by the Company. Mr. Scott shall be eligible to receive any bonuses made generally available by the Company, and he shall be reimbursed for any reasonable expenses incurred while performing his duties as the Company’s Chief Executive Officer. The Scott Agreement also granted Mr. Scott non-qualified options to purchase 12,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant. The options include a cashless exercise feature and vest in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that the Company’s Board of Directors determines to accept any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of Company, then vesting of non-qualified options to Mr. Scott shall be accelerated, at the election in writing by the Mr. Scott, to the date on which the Company’s Board of Directors determined to accept such offer.

Except in situations where the employment of Mr. Scott is terminated For Cause, By Death or By Disability, in the event that the Company terminates the employment of Mr. Scott at any time, Mr. Scott will be eligible to immediately receive all remaining compensation due under the Scott Agreement. This calculation will be based on the then-current Base Salary of Mr. Scott and the amount of days remaining in the Employment Term. Mr. Scott shall also immediately receive the issuance of five percent (5.0%) of the Company’s common stock on a fully diluted basis, giving effect to the issuance. Mr. Scott shall not be entitled to any severance payments if his employment is terminated For Cause, By Death or By Disability, or if Mr. Scott’s employment is terminated by Mr. Scott. For purposes of the Scott Agreement, “For Cause” shall mean (i) Mr. Scott commits a crime involving dishonesty, breach of trust, or physical harm to any person; or (ii) Mr. Scott willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement. The Company may terminate Mr. Scott’s employment For Cause at any time, without any advance notice. The Company shall pay to Mr. Scott all compensation to which Mr. Scott is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease. Mr. Scott’s employment shall terminate automatically upon his death. The Company shall pay to Mr. Scott’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under the Scott Agreement shall cease. If Mr. Scott becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Mr. Scott is unable to carry out the responsibilities and functions of the position held by Mr. Scott by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period, then, to the extent permitted by law, the Company may terminate Mr. Scott’s employment. The Company shall pay to Mr. Scott all compensation to which he is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Mr. Scott may terminate employment with the Company at any time for any reason or no reason at all, upon thirty (30) days’ advance written notice. During such notice period Mr. Scott shall continue to diligently perform all of his duties hereunder. The Company shall have the option, in its sole discretion, to make Mr. Scott’s termination effective at any time prior to the end of such notice period as long as the Company pays Mr. Scott all compensation to which he is entitled up through the last day of the thirty-day notice period. Thereafter all obligations of the Company shall cease.

        On May 19, 2014, the Board of Directors ratified the resignation of Sterling Scott effective immediately as Chief Executive Officer, Chairman of the Board of Directors and a member of the Board of the Company.

Executive Employment Agreement with John Genesi

On November 3, 2013, the Company entered into an Executive Employment Agreement with John Genesi, pursuant to which the Company engaged Mr. Genesi as our Chief Financial Officer from November 3, 2013 through November 2, 2016 to provide consulting and management services. Per the terms of the Genesi Agreement, Mr. Genesi shall receive an annual salary of $100,000, he shall be eligible for any benefits made generally available by the Company, he shall be eligible to receive any bonuses made generally available by the Company, and he shall be reimbursed for any reasonable expenses incurred while performing his duties as the Company’s Chief Financial Officer. The Genesi Agreement also granted Mr. Genesi non-qualified options to purchase 10,000,000 shares of the Company’s common stock at an exercise price equal to the fair market value of one share of the Company’s common stock on the date of grant. The options include a cashless exercise feature and vest in twenty-four (24) equal monthly installments on the last day of each month commencing on October 31, 2013. In the event that the Company’s Board of Directors determines to accept any offers that would when executed result in a change of control transaction involving more than 50% of the issued shares of Company, then vesting of non-qualified options to Mr. Genesi shall be accelerated, at the election in writing by the Mr. Genesi, to the date on which the Company’s Board of Directors determined to accept such offer.

Except in situations where the employment of Mr. Genesi is terminated For Cause, By Death or By Disability, in the event that the Company terminates the employment of Mr. Genesi at any time, Mr. Genesi will be eligible to immediately receive all remaining compensation due under the Genesi Agreement. This calculation will be based on the then-current Base Salary of Mr. Genesi and the amount of days remaining in the Employment Term. Mr. Genesi shall also immediately receive the issuance of two and one-half percent (2.5%) of the Company’s common stock on a fully diluted basis, giving effect to the issuance. Mr. Genesi shall not be entitled to any severance payments if his employment is terminated For Cause, By Death or By Disability, or if Mr. Genesi’s employment is terminated by Mr. Genesi. For purposes of the Genesi Agreement, “For Cause” shall mean (i) Mr. Genesi commits a crime involving dishonesty, breach of trust, or physical harm to any person; or (ii) Mr. Genesi willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement. The Company may terminate Mr. Genesi’s employment For Cause at any time, without any advance notice. The Company shall pay to Mr. Genesi all compensation to which Mr. Genesi is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease. Mr. Genesi’s employment shall terminate automatically upon his death. The Company shall pay to Mr. Genesi’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under the Genesi Agreement shall cease. If Mr. Genesi becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Mr. Genesi is unable to carry out the responsibilities and functions of the position held by Mr. Genesi by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period, then, to the extent permitted by law, the Company may terminate Mr. Genesi’s employment. The Company shall pay to Mr. Genesi all compensation to which he is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Mr. Genesi may terminate employment with the Company at any time for any reason or no reason at all, upon thirty (30) days’ advance written notice. During such notice period Mr. Genesi shall continue to diligently perform all of his duties hereunder. The Company shall have the option, in its sole discretion, to make Mr. Genesi’s termination effective at any time prior to the end of such notice period as long as the Company pays Mr. Genesi all compensation to which he is entitled up through the last day of the thirty-day notice period. Thereafter all obligations of the Company shall cease.

The foregoing description of the Executive Employment Agreements for Sterling Scott and John Genesi are  qualified in their entirety by reference to the Executive Employment Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 5.1 and 5.2, incorporated by reference into this 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

5.1	Executive Employment Agreement dated November 3, 2013 by and between GrowLife, Inc. and Sterling Scott.

5.2	Executive Employment Agreement dated November 3, 2013 by and between GrowLife, Inc. and John Genesi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: June 25, 2014	By:	/s/ Marco Hegyi
Marco Hegyi
President